                           MANUFACTURING AGREEMENT


     THIS MANUFACTURING AGREEMENT ("Agreement"), dated as of March 5, 1997, by and between Micron Products, Inc., a Massachusetts corporation having an office and place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 ("Micron") and Newmark, Inc., a Connecticut corporation having an office and place of business at 182 Sandbank Road, Cheshire, Connecticut 06410 ("Newmark").

                             W I T N E S S E T H

     WHEREAS, Micron and Newmark have entered into an Asset Purchase Agreement, dated as of March 5, 1997 (the "Asset Purchase Agreement") providing for the purchase of certain assets by Micron from Newmark; and

     WHEREAS, in connection with such purchase of assets, Micron desires that Newmark manufacture certain products for Micron, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. TERM AND TERMINATION. The term of this Agreement ("Term") shall begin on May __, 1997 and shall continue for one (1) year. This Agreement will automatically be renewed for successive one-year terms unless either party notifies the other at least ninety (90) days prior to the expiration of the then current term of its desire to terminate this Agreement. If at any time either party:

          (a) shall be in breach of any material covenant, agreement, term, provision or condition of this Agreement and shall not remedy such breach within twenty days from its receipt of written notice from the other party of such breach;

          (b) shall be unable to materially perform any of its obligations under this Agreement by reason of any cause beyond its reasonable control pursuant to the Force Majeure provisions of Section 7 hereof for a continuous period exceeding thirty (30) days; or

          (c) shall file a voluntary or suffer the filing of an involuntary petition in bankruptcy court seeking relief under any federal, state or other statute or regulation, or have a trustee, receiver or liquidator appointed for all or any substantial part of its assets, which remains undismissed, unvacated or unstayed, as the case may be, for an aggregate of sixty (60) days, the other party shall have the right, at its sole election, in addition and without prejudice to its other legal and equitable remedies, to terminate this Agreement with immediate effect upon written notice to the other party. Termination shall not relieve either party of any obligation to make payments properly arising out of the performance by the other party of its obligations under this Agreement.

     The date on which this Agreement shall be terminated in accordance with the provisions hereof shall hereinafter be referred to as the "Termination Date."

     2.   MANUFACTURING ARRANGEMENTS.

          2.1 MANUFACTURE, SALE AND PURCHASE. During the Term of this Agreement, Newmark shall manufacture and sell to Micron and Micron shall purchase from Newmark the products ("Products") described in Exhibit A attached hereto in such quantities, at such prices and under such terms as are set forth or described herein.

          2.2 PRICE. The prices payable by Micron for the Products shall be the cost of parts and materials plus thirty (30%) percent. The Products will be prepared for shipment and shipped to Micron by Newmark, at Micron's sole expense. If Micron shall direct Newmark to ship any such Products to the end-user of same, Micron or said end-user shall bear all costs associated with said shipment.

          2.3 QUANTITIES. Newmark agrees to manufacture and sell to Micron and Micron agrees to purchase from Newmark Micron's requirements for the Products.

          2.4 SPECIFICATIONS. All Products sold an purchased under this Agreement shall meet and comply with the written specifications ("Specifications") therefor currently in effect and made available to Micron by Newmark. Newmark shall maintain accurate records and data for any quality testing done by or for Newmark of any Products purchased by Micron hereunder and shall make such records and test data available to Micron upon reasonable request. Micron shall have the right to conduct its own independent testing of such Products at Micron's expense. Any changes to the Specifications shall require the prior written agreement of both Newmark and Micron.

          2.5 TITLE AND RISK OF LOSS. Title to and risk of loss of Products sold and purchased hereunder shall pass to Micron from Newmark at the point of shipment at Newmark's place of business in Cheshire, Connecticut.

          2.6 PAYMENT TERMS. Newmark shall purchase such parts and materials as are reasonable and necessary to manufacture the Products contemplated by this Agreement. Newmark shall furnish Micron with copies of its purchase orders as soon as possible after placing such orders. Micron may, if it so desires, direct Newmark within three (3) business days of receipt of said purchase orders to cancel such order or orders. Absent cancellation by Micron, Newmark shall, upon receipt of an invoice for such ordered parts and materials thereafter invoice Micron for the cost thereof (as evidenced by the invoice) plus thirty percent (30%). Except to the extent that other payment terms are set forth in written purchase orders covering the Products issued by Micron and accepted by Newmark hereunder, such invoice shall be payable by Micron to Newmark upon Newmark's standard terms, I.E., 1% ten days, net thirty (30) days.

          2.7 CHANGES IN SPECIFICATIONS. The parties will mutually establish and periodically review improvement objectives for the Products.
If the parties mutually agree to changes in the Specifications for the Products, they also shall mutually agree to price modifications (increases or decreases, whichever the case may be) to the affected Products. At Micron's request, Newmark will substantiate conformance of the affected Products to the revised Specifications therefor.

          2.8 LEGAL COMPLIANCE. Newmark will comply with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) in connection with the manufacture and sale of the Products.

     3.   INVENTORIES, NON-EXCLUSIVE LICENSE AND WORKING CAPITAL.

          3.1  INVENTORIES.

               3.1.1 Contemporaneously with the execution and delivery of this Agreement, Micron is purchasing all of Newmark's Machine Business and Inventories as those terms are defined in the Asset Purchase Agreement between Micron and Newmark of even date herewith. Such Inventories consist of unassembled, partly assembled and finished parts and products, the ultimate product being a medical stud and eyelet application machine known as Model 8N. Such Inventories have been valued at Newmark's cost plus thirty percent (30%) as of the 5th day of March 1997. Micron acknowledges that it has satisfied itself that the Inventories purchased by it as of the effective date of the Asset Purchase Agreement, I.E., March 5, 1997 (the "Effective Date"), complied with the requirements of said agreement as of the Effective Date. Micron and Newmark acknowledge that Newmark has, subsequent to the Effective Date, purchased additional parts necessary to the assembly and creation of the Products (the 8N medical stud and eyelet application machine). Micron and Newmark, as soon as possible following the closing pursuant to the aforementioned Asset Purchase Agreement shall conduct an inventory of those parts and/or products purchased after the Effective Date and through the date hereof.
          Micron shall upon completion of said inventory pay to Newmark Newmark's cost of such inventory, plus thirty percent (30%).

               3.1.2 Micron agrees that Newmark may retain possession of the Inventories, both existing and hereafter acquired, and use and consume same in the manufacture of the Products. Unless otherwise directed by Micron, Newmark shall use its own judgment with regard to the purchase of additional inventory and shall only restock those Inventories which it deems necessary to meet projected requirements for the Products.

               3.1.3 Micron acknowledges that the Inventories will and do consist of unassembled parts, partly assembled parts, and the final product, I.E., Model 8N medical stud and eyelet application machines, and further acknowledges that such machines are presently and ultimately destined for lease to third party users pursuant to a leasing program to be managed by Newmark for the benefit of Micron. Newmark shall, at the option of Micron, provide monthly reports to Micron within seven (7) days following the close of each month and/or within seven (7) days following the termination of this agreement which reports will reflect a physical inventory of the parts on hand and the Products leased. Micron, or its representatives, at its or their option, may observe the physical inventory and may inspect any records pertaining to the machines leased.

               3.1.4 Within ten (10) days following the Termination Date, Newmark shall deliver to Micron or to its designee at such place or places as Micron shall designate, the Inventories held by Newmark. Micron shall be responsible for shipment costs.

               3.1.5 Newmark agrees that it will neither sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any of the Inventory or Products except as provided herein, nor represent the Inventory or Products as the property of any person other than Micron. Newmark further agrees that it will execute and deliver to Micron such Financing Statements on Form UCC-1 or such other instruments as Micron shall reasonably require evidencing Micron's ownership of the Inventory and Products.

          3.2 NON-EXCLUSIVE LICENSE. Newmark and Micron acknowledge and agree that Micron has purchased from Newmark all of the Intellectual Property Rights, as that term is defined in the Asset Purchase Agreement, used in or associated with the manufacture, marketing and sale of the Products and, consequently, absent the permission of Micron, Newmark would not be permitted to manufacture, market or sell the Products. Micron hereby grants to Newmark a non-exclusive license, which license shall terminate upon the termination of this Agreement to manufacture, market and sell the Products in accordance with and for the limited purposes set forth in this Agreement and to fulfill Newmark's existing warranty obligations to customers as specified in Exhibit C hereto. In consideration of such license, Newmark agrees that it will not manufacture the Products (or any products capable of performing functions similar to those of the Products) for, or sell any Products (or any Products capable to performing functions similar to those of the Products) to , any person other than Micron (or other than any person designated in writing from time to time by Micron); provided, however, that Newmark shall not be prohibited from manufacturing for, or selling products capable of performing functions similar to those of the Products, to any one after the termination of this Agreement, so long as such products do not infringe the intellectual property rights of Micron.

     Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Section 3.2 will be inadequate, agrees that the other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.


     4.   AGENCY.

           Micron has or will create a separate legal entity known as Micron Leasing Inc. for the purpose of holding title to and leasing the Model 8N medical stud and eyelet application machines to third party users. Micron has requested that Newmark act as its leasing agent with regard to such leases and Newmark has accepted such appointment. Newmark shall, in such capacity, enter into lease agreements with third parties on behalf of Micron Leasing Inc. on the same terms and conditions it has previously used in the conduct of the Machine Business prior to the sale to Micron. Micron hereby authorizes Newmark to take the following actions on behalf of Micron Leasing
Inc.:

          (a) Enter into and execute leases with third party users of the Model 8N machines;

          (b) Receive, collect and deposit for an on behalf of Micron Leasing Inc. all lease revenues received.

          (c) Provide monthly reports to Micron Leasing Inc. and/or Micron of all collections and other matters concerning the leased machines.

          (d) Unless otherwise directed directed by Micron Leasing Inc. and/or Micron, take such other and further actions regarding the leased machines as an owner/lessor might take in the ordinary course of such business.

          Newmark shall not in its capacity as leasing agent charge any fees to Micron or Micron Leasing Inc. for such service so long as this manufacturing agreement is in full force and effect. Micron Leasing Inc. shall reimburse Newmark for reasonable out-of-pocket expenses incurred in operating the leasing business. Micron and Micron Leasing Inc. agree to indemnify and hold harmless Newmark as leasing agent of and from any and all loss, damage, costs or liability whatsoever, including reasonable attorneys' fees, for matters arising out of its actions as leasing agent, unless such were the result of Newmark's negligence or caused by Newmark acting contrary to written directives from either Micron or Micron Leasing Inc. with regard to the leasing business conducted on their behalf.

     5.   REPRESENTATIONS AND WARRANTIES.

          5.1 TITLE TO PRODUCTS. Newmark hereby represents and warrants to Micron that title to the Products to be sold and conveyed to Micron hereunder shall be good, clear and marketable, subject to no liens, security interests or other encumbrances of any kind, except for a purchase money security interest in favor of Newmark as permitted by applicable law to secure payment to Newmark of the purchase price for such Products.

          5.2 REPAIR AND REPLACEMENT. Newmark hereby represents and warrants that the Products will be manufactured in accordance with the applicable Specifications and that the Products will, when delivered, be free of defects in workmanship or material. If any failure to conform to this warranty becomes apparent within twelve months after delivery, Newmark shall, upon prompt written notice and compliance by Micron with such instructions as it shall give with respect to the return of the defective Product or parts correct such non-conformity by replacing the defective Product or parts or, if not correctable, then by refunding the purchase price paid by Micron therefor.

     6.   INDEMNIFICATION.

          6.1 INDEMNIFICATION BY NEWMARK. Newmark hereby agrees to indemnify, save and hold harmless Micron and its direct and indirect subsidiaries and its and their successors and permitted assigns and all of their respective officers, directors, stockholders, agents, attorneys, representatives and employees (collectively, the "Micron Indemnified Parties") from and against any and all damages, liabilities, losses, assessments, charges or costs (including attorneys' fees and court costs) (collectively, the "Damages") arising from, out of or in any manner connected with (a) the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants or agreements made by Newmark in or under this Agreement, and (b) any liability to any party directly or indirectly from the operations carried on by or on behalf of Newmark in connection with the manufacture, lease and sale of the Products, including, without limitation, any liability to any party arising from or relating to any theory of product liability covering the manufacturing, sale, introduction into commerce or use of the Products which fail to comply with the Specifications, except to the extent, in each case, that such Damages are subject to section 6.2 hereinbelow.

          6.2 INDEMNIFICATION BY MICRON. Micron hereby agrees to indemnify, save and hold harmless Newmark and its successors and all of their respective permitted assigns and their officers, directors, stockholders, agents, attorneys, representatives and employees (collectively, the "Newmark Indemnified Parties") from and against any Damages arising from, out of or in any manner connected with (a) the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants, or agreements made by Micron in or under this Agreement, or (b) any liability to any party whether incurred under statute or contract or in tort arising from or relating to any theory of product liability covering the manufacture, lease, sale, introduction into commerce or use of the Products that comply with the Specifications, except and to the extent, in each case, that such Damages are also subject to Section 6.1, above.

          6.3 CLAIMS; THIRD PARTY ACTIONS. Micron and Newmark each agree that promptly after any of its officers becomes aware of the discovery of facts giving rise to a claim by it for indemnification hereunder ("Claim"), such party will provide notice thereof in writing to the other party. The failure of either party to so notify the other party of a Claim shall relieve the other party from any liability in respect of such Claim to the extent such other party is prejudiced by the failure to receive timely notice. For purposes of this Section 6.3, receipt by a party of notice of any demand, assertion, claim, action, or proceeding (judicial, administrative or otherwise) by or from any person or entity (other than the other party to this Agreement) or governmental authority ("Third Party Action") which may give rise to a Claim on behalf of such party shall constitute the discovery of facts giving rise to a Claim by it and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section 6.3. Any notice pursuant to this Section 6.3 shall set forth all information respecting the Claim and the Third Party Action, if any, as such party shall then have and shall contain a statement to the effect that the party giving the notice is making a Claim pursuant to and formal demand for indemnification under this Section 6.

          6.4  INDEMNIFYING PARTY; INDEMNIFIED PARTY.  For purposes of this
Section 6, the term "Indemnifying Party" as to a particular Claim or Third Party Action shall mean the party having or which is held to have an obligation to indemnify the other party with respect to such Claim or Third Party Action pursuant to this Section 6, and the term "Indemnified Party" as to a particular Claim or Third Party Action shall mean the party having or which is held to have the right to be indemnified with respect to such Claim or Third Party Action by the other party pursuant to this Section 6.

          6.5 DEFENSE OF THIRD PARTY CLAIMS. Except as otherwise expressly provided herein, Indemnifying Party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings in connection with any Third Party Action with respect to which it is called upon to indemnify Indemnified Party under the provisions of this Agreement; provided, however, that with respect to any Claim arising from the assertion of any Third Party Action, notice of the intention so to contest shall be delivered by Indemnifying Party to Indemnified Party within twenty (20) days from the date of receipt by Indemnifying Party of notice from Indemnified of the assertion of the Third Party Action. Any such contest with respect to a Third Party Action may be conducted in the name and on behalf of Indemnifying Party or the Indemnified Party, as appropriate. Except as otherwise expressly provided herein, such contest shall be conducted by attorneys employed by Indemnifying Party, but Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If after notice as provided for herein, Indemnifying Party does not elect to contest any Third Party Action as provided in this
Section 6.5, Indemnifying Party shall be bound by the result obtained with respect thereto by Indemnified Party and the Indemnified Party may (but shall have no obligation to) contest any such Third Party Action or settle or admit liability with respect thereto, all for the account of Indemnifying Party. At any time after the commencement of defense of any such Third Party Action, Indemnifying Party may request Indemnified Party to agree in writing to the abandonment of such contest or the payment or compromise by Indemnifying Party of the asserted Third Party Action whereupon such action shall be taken unless Indemnified Party so determines that the contest should be continued, and so notifies Indemnifying Party in writing within fifteen (15) days of such request from Indemnifying Party. In the event that Indemnified Party determines that the contest should be continued, Indemnifying Party shall be liable with respect to such Third Party Action only to the extent of the lesser of (i) the amount which the third party taking the Third Party Action had agreed to accept in payment or compromise as of the time Indemnifying Party made its request therefor to Indemnified Party, or (ii) such amount for which Indemnifying Party may be liable with respect to such Claim by reason of the provisions hereof.

          6.6 COOPERATION. If requested by Indemnifying Party, Indemnified Party agrees to cooperate with Indemnifying Party and its counsel in contesting any Third Party Action which Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the third party taking the Third Party Action, or any cross-complaint against any other person or entity not a party hereto, but Indemnifying Party will reimburse Indemnified Party for any expenses incurred by it in so cooperating. Indemnifying Party agrees to cooperate with Indemnified Party with respect to any request by the latter to maintain its relationship with a person or entity taking Third Party Action; provided, however, that Indemnifying Party shall not be obliged to take or forego any action if to do so would in Indemnifying Party's sole judgment prejudice its interests. Indemnified Party agrees to afford Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons or entities, including governmental authorities, taking Third Party Action against Indemnified Party or conferences with representatives of or counsel for such persons or entities.

          6.7 PAYMENT OF DAMAGES. Indemnifying Party shall pay to Indemnified Party, upon demand, the amount of any Damages to which Indemnified Party may become entitled by reason of the provisions of this
Section 6.

     7.   FORCE MAJEURE.

          7.1 FAILURE OR DELAY IN PERFORMANCE. Neither Newmark on one hand, nor Micron on the other, shall be liable to the other party for failure or delay in performance to the extent that performance hereunder is prevented by Force Majeure, which is herein defined to include but not be limited to war (whether declared or undeclared), fire, flood, lightning, earthquake, storm, or any act of God; strikes, lockouts, or other labor difficulties; civil disturbances, riot, or sabotage; accidents, explosions, breakages, freezing or partial or entire failure of machines, equipment, pipelines, or other property; any official order, directive or industry-wide request or suggestion by any governmental authority or instrumentality thereof which, in the reasonable judgment of the party affected, makes it necessary to cease or reduce production; any disruption or breakdown of labor; any inability to secure necessary fuel, power, equipment, transportation, or raw materials, including inability to secure such items by reason of allocations promulgated by authorized governmental agencies; or any other contingency, whether similar or dissimilar to the foregoing, beyond the reasonable control of the affected party which prevents performance hereunder.

          7.2 SUSPENSION OF PERFORMANCE. Performance under this Agreement shall be suspended during the period of such Force Majeure to the extent permitted thereby; provided, however, that the settlement of strikes, lockouts, industrial disputes, or disturbances shall be entirely within the discretion of the party so settling to accede to the demands of any opposing party.

          7.3 NO EXTENSION; RESUMPTION OF PERFORMANCE. No curtailment, suspension or acceptance of performance pursuant to this Section 7 shall operate to extend the Term of or, except as provided in Section 1(b), above, to terminate this Agreement. Performance under this Agreement shall resume to the extent made possible by the end of amelioration of the Force Majeure event.

          7.4 NOTICE OF FORCE MAJEURE EVENT. Upon the occurrence of any event of Force Majeure, the party claiming Force Majeure shall notify the other party promptly in writing of such event and, to the extent possible, inform the other party of the expected duration of the Force Majeure event and the performance to be affected by the suspension or curtailment.

     8. INSURANCE. Throughout the term of this Agreement, Newmark, at its sole cost and expense, shall maintain:

               (a) workers' compensation and employer's liability insurance required by law on the employees of Newmark and all of its subsidiaries, if any, engaged in performing services under this Agreement; and

               (b) general and public liability insurance, together with products liability insurance, for the benefit of and payable to Micron as its interest may appear, against loss or damage on account of liability which may be imposed against Newmark or Micron, or both of them, in connection with the sale or lease by Micron of the Products, having a face value of not less than one million dollars ($1,000,000).

Such policies shall (i) be effected with one or more insurers reasonably acceptable to Micron, (ii) contain a provision that they may not be canceled without at least 30 days' prior notice to Micron, and (iii) cover, in perpetuity, any covered claims which may at any time be brought so long as they occurred in connection with the sale of the Products or the use of the Equipment and were made at any time during the period when such insurance was in effect. Newmark has, contemporaneously with the execution of this Agreement, delivered to Micron a true and complete copy of the policies of insurance currently maintained by it as well as a binder for such insurance showing that it is in full force and effect and shall, from time to time, furnish Micron with all changes to the terms of said policies of insurance which Newmark desires to effect. In the event Newmark shall fail to maintain the insurance coverages specified in this Section 8, Micron shall have the right, but not the obligation, to obtain such insurance coverages. In any such event, Newmark shall promptly repay to Micron the cost thereof.

     9. CONFIDENTIALITY. Except as otherwise required under applicable law or the Asset Purchase Agreement, Newmark and Micron agree to maintain as confidential and not to disclose to any third party or use in any manner adverse to the other party any and all information provided by one party to the other or otherwise obtained by one party from the other party in the performance of this Agreement.

     10.  MISCELLANEOUS.

         10.1 NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be deemed sufficiently given when delivered in person or transmitted by telex, or when actually received when sent by certified, registered or express mail, postage prepaid, to the addresses given below or sent by telecopy to the telecopier numbers set forth below.

         Newmark:        Newmark, Inc.
                         182 Sandbank Road
                         Cheshire, Connecticut 06410

                         ATTN:  Francis R. Powell, President

         Micron:         Micron Products Inc.
                         25 Sawyer Passway
                         Fitchburg, Massachusetts 01420

                         ATTN:  Anthony A. Cetrone, President

Either party hereto may change its address for the purpose of notice hereunder by giving written notice of such change of address to the other party in the manner specified herein. To the extent any notice provision in any other agreement, instrument or document required to be executed or contemplated herein contains a notice provision that is different from the notice provision contained in this Section 10.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

         10.2 AUDITS. Micron shall have the right to cause the books, records and accounts that shall be maintained by Newmark in connection with the quantity and value of its Inventories (including leased machines) to be audited by a mutually acceptable independent public accounting firm for purposes of verifying or confirming the accuracy of any information set forth in any Inventory Report furnished to Micron hereunder. Any such audits shall be conducted during normal business hours and at the sole expense of Micron.

         1.03 PURCHASE OF PRODUCTS BY MICRON. Micron will place orders with Newmark for products which it requires in the operation of its business for so long as Newmark has the capacity to produce same and is able to do so at competitive prices.

         10.4   CONTROLLING LAW AND JURISDICTION.  THE VALIDITY,
INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         10.5 ENTIRE AGREEMENT. The parties intend that the terms of this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, undertakings, representations and agreements of the parties hereto.

         10.6 AMENDMENT AND WAIVERS. This Agreement may not be amended except upon the written consent of the parties hereto. By an instrument in writing, either party may waive compliance by the other party with any term or provision of this Agreement that the other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate s a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity.

         10.7 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

         10.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

         10.9 FURTHER ASSURANCES. Subject to the terms and conditions hereof, each party agrees to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as expeditiously as practicable, including, without limitation, the performance of such further acts or the execution and delivery of any additional instruments or documents as any party may reasonably request in order to carry out the purposes of this Agreement and the transactions contemplated hereby.

         10.10 ASSIGNMENT. No party shall assign this Agreement in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any assignment made or attempted in violation of this Section 10.10 shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding on Micron and Newmark and their respective legal representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEWMARK, INC.                           MICRON PRODUCTS INC.




By:                                     By:
    ------------------------------          --------------------------------
    Francis R. Powell, President            Anthony A. Cetrone, President